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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement, relating to $200,000,000 of Senior Notes due 2008, of Western Atlas Inc. on Form S-3 of our report dated February 18, 1998 (March 9, 1998 with respect to Note N) appearing in the Annual Report on Form 10-K/A of Western Atlas Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
March 11, 1998